Exhibit 99.2
Lender Processing Services First Quarter 2009 Supplemental Materials Lender Processing Services 0

1 Forward-Looking Statements

Use of Non-GAAP Measures 2

Pro Forma Segment Revenue 3

Pro Forma Segment EBIT 4

Pro Forma Growth Analysis 5

Free Cash Flow Reconciliation 6

2009 Guidance 7

Lender Processing Services First Quarter 2009

Supplemental Materials

Forward-Looking Statements

This presentation contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management's beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; the impact of adverse changes in the level of real estate activity on demand for certain of our services; our ability to adapt our services to changes in technology or the marketplace; risks associated with protecting information security and privacy; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with our spin-off from Fidelity National Information Services, Inc. ("FIS"), including those relating to our new stand-alone public company status and limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the "Statement Regarding Forward-Looking Information," "Risk Factors" and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

Use of Non-GAAP Measures

LPS reports several non-GAAP measures, including adjusted net earnings and adjusted free cash flow. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to the fourth quarter earnings release.

Pro Forma Segment Revenue

(in millions)	Quarter Ended 3/31/09	3/31/08	% Growth vs PY
Technology, Data and Analytics:			
Mortgage Processing	$ 91.2	$ 80.2	13.7%
Other TD&A (1)	68.7	55.7	23.5%
Total	159.9	135.8	17.7%
Loan Transaction Services:			
Loan Faciliation Services	119.2	142.0	-16.1%
Default Services	255.3	169.0	51.0%
Total	374.5	311.1	20.4%
Corporate and Other	(4.6)	(3.3)	nm
Total Revenue, as reported	529.8	443.6	19.4%
Less FNRES Revenue	(6.8)	-	nm
Pro Forma Revenue	$ 523.0	$ 443.6	17.9%

(1) FNRES is included in Other TD&A. Excluding FNRES, revenue growth would have been 11.2%.

Note: columns may not total due to rounding.

Pro Forma Segment EBIT

(in millions)	Quarter Ended 3/31/09	Quarter Ended 3/31/08	% Growth vs PY	3/31/09 Margin %	3/31/08 Margin %
Technology, Data and Analytics (1)	$ 53.4	$ 45.5	17.4%	33.4%	33.5%
Loan Transaction Services	78.2	68.1	15.0%	20.9%	21.9%
Corporate and Other	(18.7)	(12.4)	-50.1%	nm	nm
Total EBIT, as adjusted (2)	112.9	101.1	11.7%	21.3%	22.8%
Less:					
FNRES Operating Loss	0.1				
Incremental Corporate Expenses		(4.2)			
Pro Forma EBIT, as adjusted (3)	$ 113.0	$ 96.9	16.7%	21.6%	21.8%

(1) Excluding the impact of FNRES, the Q1-2009 EBIT margin would have been 34.9%.

(2) Total EBIT, as adjusted excludes the impact of certain non-recurring expenses including the charge taken in Q1-2009 ($9.0 million) primarily relating to the recent retirement of three members of LPS's Board, as well as the LPS spin related costs ($1.0 million) incurred in Q1-2008.

(3) Pro forma EBIT margin excludes the impact of FNRES revenue in Q1-2009 ($6.8m) and includes the impact of incremental corporate expenses incurred in Q1-2009 ($4.2m) as if such expenses had been incurred in Q1-2008 prior to LPS becoming a stand-alone public company.

Note: columns may not total due to rounding.

Pro Forma Growth Analysis

(in millions)	Quarter Ended March 31, Revenue 2009	Revenue 2008	EBIT 2009	EBIT 2008	Adjusted Earnings 2009	Adjusted Earnings 2008
Results, as adjusted	$ 529.8	$ 443.6	$ 112.9	$ 101.1	$ 55.6	$ 62.3
Purchase Amortization	-	-	-	-	5.0	5.9
Proforma interest expense	-	-	-	-	-	(14.2)
Pro Forma Adjusted Results	529.8	443.6	112.9	101.1	60.6	54.1
Other Items:						
Impact of FNRES acquisition	(6.8)	-	0.1	-	-	-
Incremental corporate expenses	-	-	-	(4.2)	-	(2.6)
Results After Other Items	$ 523.0	$ 443.6	$ 113.0	$ 96.9	$ 60.6	$ 51.5
Growth Rate	*17.9%*		*16.7%*		*17.7%*	

Note: column may not total due to rounding.

Free Cash Flow Reconciliation

(in millions)	YTD 3/31/09
Net Earnings	$ 50.0
Less cash paid for non-recurring items, net of tax	4.3
Adjusted Net Earnings	54.4
Adjustments to reconcile net earnings to net cash provided by operating activities:	
Non-cash adjustments:	
Depreciation and amortization	24.0
Other non-cash items	4.1
Working capital adjustments:	
Net increase in accounts receivable	(25.9)
Net change in other working capital items	23.1
Net cash provided by operating activities	79.7
Capital expenditures	(22.6)
Adjusted Net Free Cash Flow	$ 57.1

Note: column may not total due to rounding.

LPS

2009 Guidance

(in millions, except per share data)	2Q 09		
Adjusted EPS	$0.66 - $0.68		
	FY 2009 (February)	FY 2009 (April)	
Revenue Growth	11% - 13%	13% - 15%	
EBIT Growth	10% - 12%	10% - 12%	(upper end)
Adjusted EPS	$2.64 - $2.74	$2.64 - $2.74	(upper end)
Free Cash Flow	$230 - $260	$230 - $260	(upper end)
Capital Expenditures	$70 - $80	$70 - $80	
Depreciation & Amortization (1)	$95 - $100	$95 - $100	
Diluted Shares	95.2	95.2	

(1) Includes approximately $30.0 million of purchase accounting amortization

LPS